                                                                     EXHIBIT 3.1
                               State of Delaware
                       Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "MATTRESS DISCOUNTERS CORPORATION" AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE FOURTH DAY OF MARCH, A.D. 1996, AT 3:30 O'CLOCK P.M.

     CERTIFICATE OF CORRECTION, CHANGING ITS NAME FROM "MATTRESS DISCOUNTERS, INC." TO "MATTRESS DISCOUNTERS CORPORATION", FILED THE FIFTH DAY OF MARCH, A.D. 1996, AT 4:30 O'CLOCK P.M.

     CERTIFICATE OF MERGER, FILED THE NINETEENTH DAY OF MARCH, A.D. 1996, AT 11 O'CLOCK A.M.

     CERTIFICATE OF MERGER, FILED THE TWENTY-SEVENTH DAY OF MARCH, A.D. 1996, AT 10 O'CLOCK A.M.

     CERTIFICATE OF MERGER, FILED THE FIRST DAY OF JULY, A.D. 1997, AT 9 O'CLOCK A.M.

     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE THIRD DAY OF APRIL, A.D. 1998, AT 9 O'CLOCK A.M.

                                    /s/  Edward J. Freel
                                    ----------------------------------------
                                    Edward Freel, Secretary of State

                                       AUTHENTICATION:   9879148
                                                 DATE:   7/22/99

                         CERTIFICATE OF INCORPORATION
                                      OF
                          MATTRESS DISCOUNTERS, INC.

     FIRST:   The Corporation's name (hereinafter sometimes referred to as the
"Corporation") is:

                          MATTRESS DISCOUNTERS, INC.

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD:   The purposes of the Corporation are to engage in, promote and carry on any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is 3,000 shares of common stock having a par value of $.01 per share.

     FIFTH:   The Incorporator's powers shall terminate upon the filing of this
Certificate of Incorporation, The Incorporator's name and address are as follows:

                         Carter Strong
                         1050 Connecticut Avenue, N.W.
                         Washington, D.C. 20036-5339

     SIXTH:   Upon the termination of the Incorporator's powers In accordance with Article FIFTH of this Certificate of Incorporation, Warren S. Teitelbaum and Steven M, Lytell, both of 9822 Fallard Court, Upper Marlboro, Maryland 20772, shall serve as the Corporation's initial directors and shall have and exercise any and all rights, powers, privileges and discretionary authority granted or permitted by this Certificate of Incorporation, the Corporation's bylaws, or the General Corporation Law or other statutes of the State of Delaware, until the final annual meeting of stockholders or until their successors are duly elected and shall qualify.

     SEVENTH: The provisions for the regulation of the Corporation's internal affairs are to be stated in the Corporation's bylaws, as the same may be amended from time to time.

     EIGHTH: The Corporation's books may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Corporation's board of directors (the "Board of Directors") or in the Corporation's bylaws. Elections of the Corporation's directors need not be by written ballot unless the Corporation's bylaws shall so provide.

     NINTH: In addition to the rights, powers, privileges and discretionary authority expressly conferred by statute upon the Board of Directors, it is hereby authorized and empowered to adopt, amend or repeal the Corporation's bylaws and to exercise any and all powers and privileges and to do any and all acts and things as may at any time or from time to time be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of the State of Delaware, of this Certificate of Incorporation, and of the Corporation's bylaws from time to time made, provided, however, that no bylaw so made shall serve to invalidate any prior action of the Board of Directors, which would have been valid if such bylaw had not been made.

     TENTH: The Corporation shall indemnify each of the individuals which may be indemnified pursuant to Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, to the fullest extent permitted, (i) in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions, and (ii) in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood, with respect to any situation under this clause (iii), that the Corporation shall promptly make or cause to be made any determination which the aforesaid statutory provisions require be made prior to indemnifying an individual.

     ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of a director of a corporation, then a director of the Corporation, in addition to the circumstance in which a director ii not personally liable as W forth in the preceding sentence, shall be not be liable to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article ELEVENTH by the Corporation's stockholders shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     TWELFTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class or them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to he summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation,

     THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights, powers, privileges and discretionary authority granted or conferred upon stockholders or directors herein are granted subject to this reservation.

     I. the undersigned, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this fourth day of March 1996.

                              /s/  Carter Strong
                              ------------------
                              Carter Strong

                   CERTIFICATE OF CORRECTION BEING FILED TO
                        CORRECT A CERTAIN  ERROR IN THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                          MATTRESS DISCOUNTERS, INC.

MATTRESS DISCOUNTERS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the Corporation), does hereby certify the following:

FIRST:    The name of the Corporation is:

                          MATTRESS DISCOUNTERS, INC.

SECOND: The Certificate of Incorporation (the Certificate) was filed-by the Secretary of State of Delaware on March 4, 1996 under the name MATTRESS DISCOUNTERS, INC. and the Certificate requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

THIRD:    The Certificate incorrectly stated Article FIRST as follows-

               FIRST: The corporation's name (hereinafter sometimes referred to as the "Corporation") is:

                          MATTRESS DISCOUNTERS, INC.

               The foregoing Article FIRST was erroneously stated.

FOURTH: The inaccuracy of the Certificate is hereby corrected, by deleting the present Article FIRST and inserting a new Article FIRST, as follows:

               FIRST: The corporation's name (hereinafter sometimes referred to as the "Corporation") is:

                       Mattress Discounters Corporation

     IN WITNESS WHEREOF, this Certificate of Correction is executed by the Incorporator in accordance with Section 103(l) of the General Corporation Law of the State of Delaware.

DATED: Match 5, 1996                       /s/ Carter Strong
                                           ------------------------------------
                                           Carter Strong, Incorporator

                           CERTIFICATE OF MERGER OF
              MATTRESS DISCOUNTERS CORPORATION OF NEW JERSEY INTO
                       MATTRESS DISCOUNTERS CORPORATION

     The undersigned corporation
     DOES HEREBY CERTIFY:

     FIRST:    That the name and state of incorporation of each of the
constituent corporations of the merger is as follows:

NAME                                         STATE OF INCORPORATION
-----------------------------------          -----------------------------------
Mattress Discounters Corporation of New      New Jersey
Jersey

Mattress Discounters Corporation             Delaware

     SECOND:   That an Agreement of Merger has been approved, adopted,
certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

     THIRD:    That the name of the surviving corporation of the merger is
Mattress Discounters Corporation, a Delaware corporation.

     FOURTH:   That the Certificate of Incorporation of Mattress Discounters
Corporation, a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH:    That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 9822 Fallard Court, Upper Marlboro, Maryland 20772.

     SIXTH:    That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

                                             Number of     Par value per share or statement
          Corporation             Class       Shares       that shares are without par value
------------------------------  ---------  ------------  ------------------------------------
Mattress Discounters              Common       5,000       without par value
Corporation of New Jersey

DATED: March 18, 1996                   Mattress Discounters Corporation


                                        By:  /s/ John Studner
                                            ------------------------------------
                                            Executive Vice President and Chief
                                            Operating Officer

                           CERTIFICATE OF MERGER OF
                   MATTRESS DISCOUNTERS OF PITTSBURGH, INC.,
                   MATTRESS DISCOUNTERS OF ALLEGHENY, INC.,
                MATTRESS DISCOUNTERS CORPORATION OF CALIFORNIA
               MATTRESS DISCOUNTERS OF SOUTHERN CALIFORNIA, INC.
                                     INTO
                       MATTRESS DISCOUNTERS CORPORATION

     The undersigned corporation
     DOES HEREBY CERTIFY:

     FIRST:   That the name and state of incorporation of each of the
constituent corporations of the merger is as follows:

NAME                                                   STATE OF INCORPORATION
----                                                   ----------------------

Mattress Discounters of Pittsburgh, Inc.               Pennsylvania

Mattress Discounters of Allegheny, Inc.                Pennsylvania

Mattress Discounters Corporation of California         California

Mattress Discounters of Southern Ca1ifornia. Inc.      California

Mattress Discounters Corporation                       Delaware

     SECOND:   That an Agreement of Merger has been approved, adopted,
certified, executed, and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

     THIRD:    That the name of the surviving corporation of the merger is
Mattress Discounters Corporation, a Delaware corporation.

     FOURTH:   That the Certificate of Incorporation of Mattress Discounters
Corporation, a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH:    That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 9822 Fallard Court, Upper Marlboro, Maryland 20772.

     SIXTH:    That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

                                            Number of     Par value per share or statement
         Corporation             Class       Shares       that shares are without par value
----------------------------   ---------  ------------  -------------------------------------
Mattress Discounters of        Common     5,000         without par value
Pittsburgh, Inc.

Mattress Discounters of        Common     5,000         $.01
Allegheny, Inc.

Mattress Discounters           Common     100,000       without par value
Corporation of California

Mattress Discounters of        Common     5,000         $.01
Southern California, Inc.

DATED:March 25, 1996

                                   Mattress Discounters Corporation

                                   By:  /s/ John Studner
                                        ------------------------------------
                                        Executive Vice President

                           CERTIFICATE OF MERGER OF
                    MDC MERGER SUBSIDIARY CORPORATION INTO
                       MATTRESS DISCOUNTERS CORPORATION

     The undersigned corporation
     DOES HEREBY CERTIFY:

     FIRST:    That the name and state of incorporation of each of the
constituent corporations of the merger are as follows:

     NAME                                         STATE OF INCORPORATION
     -----                                        ----------------------

     MDC Merger Subsidiary Corporation            Delaware

     Mattress Discounters Corporation             Delaware

     SECOND:   That a Merger Agreement and Plan of Reorganization (the "Merger
Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
Section 251 of the General Corporation Law of Delaware.

     THIRD:    That the name of the surviving corporation of the merger is
Mattress Discounters Corporation, a Delaware corporation.

     FOURTH: That the Certificate of Incorporation of Mattress Discounters Corporation, a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH:    That the executed Merger Agreement is on file at the principal place of business of the surviving corporation, the address of which is 9822 Fallard Court, Upper Marlboro, Maryland 20772.

     SIXTH:    That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: That the effective time of the merger is 11:59 p.m., eastern time, on July 1, 1997.

DATED: July 1, 1997   Mattress Discounters Corporation


                      By:  /s/ Jon M. Studner
                           ---------------------------------------------
                           Name:   Jon M. Studner
                           Title:  Executive Vice President and Chief Operating
                                   Officer

                     CERTIFICATE OF CHANGE OF LOCATION OF
                   REGISTERED OFFICE AND OF REGISTERED AGENT

It is hereby certified that:

1.   The name of the corporation (hereinafter called the "corporation") is:

                       MATTRESS DISCOUNTERS CORPORATION

2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

DATED: March 26, 1998               /s/  J. Sniffen
                                    _________________________________________
                                       J. Sniffen
                                       President